Exhibit 10.3

THIRD ADDENDUM TO LICENSE AND SERVICE AGREEMENT

This Third Addendum to License and Service Agreement (this “Third Addendum”) is executed as of December 9, 2021 (the “Third Addendum Date”) by and between Revance Therapeutics, Inc. (“Revance”) and List E, LLC (“List E” and together with Revance, the “Parties”).

WHEREAS, Revance and List Biological Laboratories, Inc. (“List Labs”) entered into that certain License and Service Agreement, effective as of February 8, 2007, as subsequently amended by that certain First Addendum to License and Service Agreement, effective as of April 21, 2009 and that Second Addendum to License and Service Agreement, effective as of March 2, 2021 (the “Agreement”);

WHEREAS, Revance and List Labs entered into that certain Partial Assignment of License and Service Agreement, effective as of May 4, 2021 (the “Assignment”), pursuant to which List Labs assigned all of its rights and obligations under the Agreement to List E and List E assumed all such rights and obligations other than the right for List Labs right to receive the 5th Milestone Payment (as defined in the Assignment);

WHEREAS, the Parties now desire to modify certain terms and conditions of the Agreement as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Effective as of the Third Addendum Date, Section 7.6 is hereby amended, restated and replaced in its entirety to read as follows:

“7.6 Option. If at any time during the term of this Agreement, the current owners of List elect to sell, transfer, or assign their business, the portion of their business which manufactures botulinum toxin, or any of the List Intellectual Property, or if List elects to assign its rights under this Agreement pursuant to Section 10.4, then in any such case List shall disclose the terms of any offer it received from a third party for such transaction and Revance shall have an option for an exclusive period of fifteen (15) days following such election in which the parties will negotiate, in good faith, the consummation of such applicable transaction by Revance.”

2.	Effective as of the Third Addendum Date, Section 1.11 of the Agreement is hereby amended, restated and replaced in its entirety to read as follows:

“1.11 “List Intellectual Property” means all Intellectual Property owned or controlled by List during or prior to the term of this Agreement, which is necessary in enabling Revance to perform the Manufacturing Responsibilities in accordance with the terms of this Agreement. List Intellectual Property shall include operating procedures, methods and processes that apply specifically to the purification of botulinum neurotoxin type A, including toxin complex. Not included in List Intellectual Property licensed under this agreement are any procedures utilized in the production of other Clostridial toxins or toxin fragments and chains. Also not included is any Intellectual Property (including U.S. Patent No.:6,504,006 Bl and a U.S. trademark SNAPtide®) resulting from List’s independent research and development outside of this Agreement or the QD Agreement and any botulinum neurotoxin strains that List owns, other than Botulinum Hall A strain.”

3.

The parties agree that Section 7.6 of the Agreement shall not apply with respect to any sale or transfer of any Intellectual Property (as defined in the Agreement), that is not necessary in enabling Revance to perform the Manufacturing Responsibilities (as defined in the Agreement), including, without limitation, all the Clostridium botulinum strains that List E currently owns as of the Third Addendum Date, with the exception of the Hall A strain.

4.

The parties agree that as of the effective date of the Assignment, all references to “List Biological Laboratories, Inc.” in the Agreement are hereby amended to be deleted and replaced with “List E, LLC” and that all references to “List” shall refer to List E.

5.

For reference and clarity, since the effective date of the Assignment, the parties agree that List Labs has no further obligations to Revance, including but not limited to, under Section 7.6 of the Agreement (as amended by this Third Addendum), and List Labs is not a party to the Agreement.

6.	The Recitals to this Third Addendum are incorporated into and shall constitute a part of the Agreement and this Third Addendum.

7.	Except as modified herein, the Agreement shall remain in full force and effect.

8.

This Third Addendum may be executed in one or more counterparts, each of which shall be deemed an original of this Third Addendum and all of which, when taken together, shall be deemed to constitute one and the same valid and binding Third Addendum.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Third Addendum as of the Third Addendum Date.

Revance Therapeutics, Inc.

By:	/s/ Mark Foley
Name:	Mark Foley
Title:	President & CEO

List E, LLC

By:	/s/ Karen Crawford
Name:	Karen Crawford
Title:	Board Chair